
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                             UCAR International Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------


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            [LOGO]                   UCAR INTERNATIONAL INC.

                                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                     TO BE HELD ON MAY 8, 2001 AND
                                     PROXY STATEMENT

                                            This Proxy Statement is dated
                                            March 19, 2001 and will be first
                                            mailed to stockholders beginning on
                                            or about March 30, 2001.

[LOGO]

UCAR INTERNATIONAL INC.    Suite 1100, 3102 West End Avenue, Nashville, TN 37203

GILBERT E. PLAYFORD

Chairman of the Board

Fellow Stockholders:

    It is my pleasure to invite you to our annual meeting, which will be held on Tuesday, May 8, 2001, at 10:00 a.m., at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee.

    In the following pages, you will find the formal notice of our annual meeting and our proxy statement. After reading the proxy statement, please mark your votes on the accompanying proxy or vote instruction card, sign it and promptly return it in the accompanying envelope. Most of our stockholders hold their shares in street name, and we are offering them the opportunity to vote this year by telephone or via the Internet as instructed in the proxy statement or on the vote instruction card. Please vote by whichever method is most convenient to ensure your shares are represented at the meeting.

    We hope that many of you will be able to attend our annual meeting in person. If you wish to do so, please indicate your intention where requested on the accompanying proxy or vote instruction card. In addition, please write your name, where indicated, on the attached admission ticket and bring it with you to the meeting.

    We appreciate the continuing interest of our stockholders in our business, and we look forward to seeing you at the meeting.

                                          Sincerely,

                                          /S/ G.E. PLAYFORD

                                          Chairman of the Board

[LOGO]

UCAR INTERNATIONAL INC.    Suite 1100, 3102 West End Avenue, Nashville, TN 37203

KAREN G. NARWOLD

Vice President,
General Counsel
and Secretary

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 8, 2001

    The annual meeting of stockholders of UCAR International Inc. will be held at 10:00 a.m. on Tuesday, May 8, 2001, at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, for the following purposes:

    1. To elect 6 directors to serve on UCAR's Board of Directors until the annual meeting of stockholders for 2002.

    2.  To transact such other business as may properly come before the meeting.

    To ensure that your shares are represented at the meeting in the event that you do not attend, please mark your votes on the accompanying proxy or vote instruction card, sign it, date it and promptly return it in the accompanying envelope or vote via the Internet or by telephone as instructed in question two under "Questions and Answers" of the proxy statement or on the vote instruction card.

                                          By Order of the Board of Directors,

                                          /s/ Karen G. Narwold

                                          Vice President, General Counsel and
                                          Secretary

[LOGO]

UCAR INTERNATIONAL INC.    Suite 1100, 3102 West End Avenue, Nashville, TN 37203

                                PROXY STATEMENT

                  FOR ANNUAL MEETING OF STOCKHOLDERS FOR 2001

                               TABLE OF CONTENTS

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                                                                PAGE
                                                              --------
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Questions and Answers.......................................      1

Proposals on Which You May Vote.............................      5

Nominees for the Board of Directors.........................      6

The Board of Directors......................................      8

Board Committee Membership Roster...........................     10

Audit and Finance Committee Report..........................     11

Organization, Compensation and Pension Committee Report.....     12

Director Compensation.......................................     14

Stock Ownership Guidelines for Directors and Senior
  Management................................................     15

Executive Compensation......................................     16

  Summary Compensation Table................................     16

  Option Grants in 2000.....................................     17

  Aggregated Option Exercises in 2000 and Option Values at
    December 31, 2000.......................................     18

  Retirement Plan Table.....................................     21

  Stock Performance Graph...................................     23

Security Ownership of Management and Certain Beneficial
  Owners....................................................     24

Other Information...........................................     26

  Section 16(a) Beneficial Ownership Reporting Compliance...     26

  Certain Transactions......................................     26

Appendix A: Charter of the Audit and Finance Committee......    A-1

                             QUESTIONS AND ANSWERS

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----------------------------------------------------------------------

1.   Q:   WHAT IS THE PURPOSE OF THE PROXY?
     A:   This proxy statement and the accompanying proxy relate to
          the annual meeting of stockholders of UCAR International
          Inc., a Delaware corporation ("UCAR" and, together with its subsidiaries, "WE," "US" or "OUR"), for 2001. UCAR's Board of Directors is soliciting proxies from stockholders in
          order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the
          meeting, whether or not he or she attends in person. The
          proxy authorizes a person other than a stockholder, called the proxyholder, who will be present at the meeting, to cast the votes which the stockholder would be entitled to cast at the meeting if the stockholder were present. This proxy
          statement and the accompanying proxy will be first mailed to stockholders beginning on or about March 30, 2001.

          IMPACT ON ATTENDING IN PERSON. Submitting a proxy will not affect your right to vote in person should you decide to
          attend our annual meeting.
----------------------------------------------------------------------

2.   Q:   HOW DO I CAST MY VOTE?
     A:   If you hold your shares in street name (such as in a
          brokerage account or in the name of a bank or other
          nominee), there are FOUR different ways you may cast your
          vote this year. You can vote by:

          - TELEPHONE, by calling the toll-free number on the vote instruction card.

          - THE INTERNET, by logging onto www.proxyvote.com and then following the instructions as they appear on your computer screen. The Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

          - MARKING, SIGNING, DATING AND MAILING the vote instruction card and returning it in the envelope provided.

          - ATTENDING AND VOTING AT THE MEETING, if you marked your vote instruction card that you will attend the meeting and obtained authorization from your bank, broker or nominee pursuant to instructions on your vote instruction card.

          DEADLINE FOR INTERNET AND TELEPHONE VOTING. Votes submitted electronically via the Internet or by telephone must be received by midnight, eastern daylight savings time, on May 7, 2001.

          If you hold your shares registered in your name, there are
          TWO different ways you may cast your vote. You may vote by:

          - MARKING, SIGNING, DATING AND MAILING the accompanying proxy and returning it in the envelope provided.

          -  ATTENDING AND VOTING AT THE MEETING after you have
          indicated your intention to attend the meeting on the
             accompanying proxy.
----------------------------------------------------------------------

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3.   Q:   WHAT MATTERS ARE BEING SUBMITTED TO A VOTE?
     A:   The only matter known to management to be submitted to a
          vote of stockholders at the meeting is the election of
          directors. If any of the nominees nominated by UCAR's Board of Directors is not available for election at the time of
          the meeting, discretionary authority will be exercised by
          the proxyholders designated in the accompanying proxy to
          vote for substitutes designated by UCAR's Board of Directors unless UCAR's Board of Directors chooses to reduce the
          number of directors.
----------------------------------------------------------------------

4.   Q:   HOW WILL THE PROXYHOLDERS VOTE MY SHARES?
     A:   When you give a proxy, regardless of the method by which
          given, the proxyholders will vote your shares as instructed on the proxy with respect to the matters specified on the
          proxy.

          In addition, if other matters are submitted to a vote of stockholders at the meeting, your proxy on the accompanying form gives the proxyholders the discretionary authority to vote your shares in accordance with their best judgment on that matter. Unless you specify otherwise, your shares will be voted on that matter as recommended by UCAR's Board of Directors.

          If you submit a proxy but do not mark your votes, your
          shares will be voted FOR the election of each nominee that has been nominated by UCAR's Board of Directors.
----------------------------------------------------------------------

5.   Q:   HOW DO I REVOKE A PROXY?
     A:   IF YOU HOLD YOUR SHARES REGISTERED IN YOUR NAME, you may
          revoke your proxy by submitting a revised one at any time
          before the vote to which the proxy relates. You may also
          revoke it by voting by submitting a ballot at the meeting.

          IF YOUR SHARES ARE HELD IN STREET NAME, THERE ARE SPECIAL
          PROCEDURES THAT YOU MUST FOLLOW IN CONNECTION WITH REVOKING
          A PROXY SUBMITTED VIA THE INTERNET OR BY TELEPHONE OR VOTING
          BY BALLOT AT THE MEETING.

          VOTING BEFORE THE DEADLINE OF 12:00 A.M., EASTERN DAYLIGHT
          SAVINGS TIME, ON MAY 7, 2001. If you submit a proxy via the
          Internet, by telephone or by marking, signing and returning the vote instruction card, you may revoke your proxy at any time and by any method before the deadline.

          VOTING AFTER THE DEADLINE OF 12:00 A.M., EASTERN DAYLIGHT
          SAVINGS TIME, ON MAY 7, 2001. If you submit a proxy via the
          Internet, by telephone or by marking, signing and returning the vote instruction card and wish to revoke it and submit a new proxy after the deadline has passed, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or other nominee. We cannot assure you that you will be able to revoke your proxy and vote your shares by any of the methods described above.

          VOTING BY BALLOT AT THE MEETING. If you submit a proxy via the Internet, by telephone or by marking, signing and
          returning the vote instruction card and wish to revoke it
          and vote at the meeting, you must contact your broker, bank or other nominee and follow the requirements set by your
          broker, bank or other nominee. We cannot assure you that you will be able to revoke your proxy or attend and vote at the meeting.
----------------------------------------------------------------------

                                       2
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6.   Q:   HOW DO I NAME ANOTHER PROXYHOLDER?
     A:   You may designate as your proxyholder person(s) other than those named on the accompanying proxy by crossing out those names and inserting the name(s) of the person(s) you wish to have act as your proxy. No more than three persons should be so designated. In such a case, you must deliver the proxy to the person(s) you designated and they must be present and
          vote at the meeting. Proxies on which other proxyholders
          have been designated should not be mailed or delivered to
          us.
----------------------------------------------------------------------

7.   Q:   WHO MAY VOTE?
     A:   Stockholders as of the close of business on March 15, 2001 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be
          available for examination by stockholders during ordinary
          business hours during the ten days prior to the annual
          meeting at UCAR's principal executive offices at
          Suite 1100, 3102 West End Avenue, Nashville, Tennessee.

          Each share of common stock, par value $.01 per share, of
          UCAR is entitled to one vote. As of March 15, 2001,
          45,804,173 shares of common stock were outstanding. Those
          shares were held by 50 stockholders of record.
----------------------------------------------------------------------

8.   Q:   WHAT IF I PARTICIPATE IN THE SAVINGS PLAN?
     A:   If you participate in the UCAR Carbon Savings Plan (the
          "SAVINGS PLAN"), your proxy will represent both the number of shares registered in your name and the number of shares allocated to your account in the Savings Plan. All of these shares will be voted by the trustee for the Savings Plan in accordance with your directions on the proxy submitted by
          you.
----------------------------------------------------------------------

9.   Q:   WHAT IS A QUORUM?
     A:   A quorum is the minimum number of outstanding shares of
          common stock and other eligible voting stock which must be present at a meeting in order to duly convene the meeting.
          The quorum for our annual meeting is the presence, in person or by proxy, of a majority of the outstanding shares of our common stock.
----------------------------------------------------------------------

10.  Q:   WHAT VOTES ARE USED TO DETERMINE THE OUTCOME OF ANY MATTER
          SUBMITTED TO A VOTE?
     A:   The presence, in person or by proxy (including by electronic or telephonic means), of stockholders holding a majority of the outstanding shares of common stock entitled to vote at the meeting is necessary to constitute a quorum for the
          transaction of business. Only those votes cast for or
          against a proposal are used in determining the results of a vote.

          ABSTENTIONS AND BROKER NON-VOTES. The stockholders whose
          proxies show abstentions or constitute broker non-votes are each included for purposes of determining the presence of a quorum. With respect to the approval of any particular
          proposal, abstentions and broker non-votes are considered
          present at the meeting, but since they are not affirmative votes for the proposal they will have the same effect as
          votes against the proposal.
----------------------------------------------------------------------

11.  Q:   HOW MANY VOTES ARE REQUIRED FOR EACH NOMINEE TO BE ELECTED
          AS A MEMBER OF UCAR'S BOARD OF DIRECTORS?
     A:   Each nominee must receive a plurality of the votes cast in order to be elected as a director.
----------------------------------------------------------------------

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12.  Q:   HOW MUCH DID THIS PROXY SOLICITATION COST?
     A:   The costs for the solicitation of proxies by UCAR's Board of
          Directors is anticipated to be approximately $10,000, which will be borne by us. We will request banks, brokers and
          other nominees, including custodians and fiduciaries, to
          forward soliciting material to beneficial owners of our
          common stock and will pay such persons for forwarding such material. In addition to the solicitation of proxies
          generally by means of this proxy statement, officers or
          other employees, without extra remuneration, may solicit
          proxies by telephone or other means of personal contact.
----------------------------------------------------------------------

13.  Q:   WHO ARE UCAR'S INDEPENDENT PUBLIC ACCOUNTANTS AND WILL
          REPRESENTATIVES THEREOF BE AVAILABLE TO RESPOND TO QUESTIONS
          AT THE MEETING?
     A:   KPMG LLP was our independent public accountant for 2000. In connection with the recent amendments to the charter of our
          Audit and Finance Committee designed to enhance the
          effectiveness of the Committee, we have rescheduled the
          timing of the selection of our independent public accountant until later in the fiscal year. Thus, we have not yet
          selected an independent public accountant for 2001.

          Representatives of KPMG LLP will be present at the meeting, will be given the opportunity to make a statement if they
          desire to do so and will respond to appropriate questions of stockholders. KPMG LLP has advised us that neither it nor
          any of its members has any direct financial interest in UCAR as a promoter, underwriter, voting trustee, director,
          officer or employee.
----------------------------------------------------------------------

14.  Q:   WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING
          DUE?
     A:   Any proposal (including any nomination for election to
          UCAR's Board of Directors) which a stockholder wishes to
          have considered for inclusion in the proxy statement for the annual meeting of stockholders for 2002 must be received by the Secretary of UCAR at UCAR's principal executive office on or before November 30, 2001 and must otherwise comply
          with SEC rules.

          UCAR's By-Laws provide that written notice of any proposal
          (including any such nomination) by a stockholder must be received by the Secretary of UCAR not later than the date that is 105 days before the meeting before which such proposal (or nomination) is to be brought, except in certain circumstances, and must contain detailed information regarding the proposal (and, if applicable, the nominee) and the stockholder making the proposal (or nomination), including the name of the stockholder and the number of shares of common stock owned beneficially and of record by the stockholder (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)). Any proposal (other than a nomination for election to UCAR's Board of Directors) which a stockholder wishes to have considered must also describe the stockholder's material direct or indirect interest in UCAR (including any material direct or indirect interest that his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert). A stockholder proposing to nominate a candidate for election to UCAR's Board of Directors must disclose any professional, commercial, business or familial relationship the stockholder (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)) has to the nominee (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)). The chairman of the annual meeting for 2002 shall determine whether any such proposal (or nomination) was properly brought. If such proposal (or nomination) was not properly brought, then the chairman shall not allow a vote on the proposal (or nomination).
          Proxyholders named in the proxy accompanying the proxy statement for the annual meeting for 2002 will have discretionary authority to vote on any proposal submitted after such deadline.

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                                       4

                        PROPOSALS ON WHICH YOU MAY VOTE

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1.  ELECTION OF DIRECTORS

    NOMINEES. Unless you specify otherwise, either when completing your proxy or a subsequent proxy or by casting a ballot in person at the meeting, your shares represented by a proxy in the form accompanying this proxy statement and returned to the proxyholders named therein will be voted for the election to UCAR's Board of Directors of each of the six nominees listed below, beginning on page 6. UCAR'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

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                                       5

                      NOMINEES FOR THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------

    The six nominees listed below were unanimously nominated by UCAR's Board of Directors. Each nominee has consented to being named as a nominee for election as a director and agreed to serve if elected. Each nominee who is elected will serve as a director until his or her successor is elected at the next annual meeting of stockholders or until his or her earlier removal or resignation. Except as otherwise described below, if any of the nominees is not available for election at the time of the meeting, discretionary authority will be exercised to vote for substitutes designated by UCAR's Board of Directors unless UCAR's Board of Directors chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee unavailable.

    The ages of the nominees are given as of March 1, 2001.

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                      GILBERT E. PLAYFORD                             Director
      [PHOTO]         since 1998
                      Age 53
                      Mr. Playford joined UCAR as President and Chief Executive
                      Officer in June 1998. In September 1999, Mr. Playford also became the Chairman of the Board. From January 1996 to
                      June 1998, he was the President and Chief Executive Officer
                      of LionOre Mining International Ltd., a Toronto Stock
                      Exchange company which he founded and which is engaged in
                      mining nickel in Botswana and nickel/gold in Australia.
                      Prior to founding LionOre Mining International Ltd., of
                      which he continues to serve as a director and non-executive
                      Chairman, Mr. Playford spent his career with Union Carbide
                      Corporation ("UNION CARBIDE"). We are the successor to the
                      Carbon Products Division of Union Carbide. Mr. Playford
                      began his career in 1972 with Union Carbide in Canada. In
                      1989, after several years in Europe and Canada, he was
                      appointed Corporate Vice President, Strategic Planning of
                      Union Carbide. In 1990, he became Vice President, Corporate
                      Holdings of Union Carbide. He assumed the additional
                      responsibility of President and Chief Executive Officer of
                      Union Carbide's Canadian subsidiary in 1991. Mr. Playford
                      was named Vice President, Treasurer and Principal Financial
                      Officer of Union Carbide in 1992. In his capacity as
                      Principal Financial Officer of Union Carbide, he also served as a nominee of Union Carbide on UCAR's Board of Directors from 1992 until our leveraged equity recapitalization in
                      January 1995. He took on additional duties as Vice President for Union Carbide's latex and paint business in 1993.
                      Mr. Playford left Union Carbide in January 1996.

                      R. EUGENE CARTLEDGE                            Director
      [PHOTO]         since 1996
                      Age 71
                      From 1986 until his retirement in 1994, Mr. Cartledge was
                      the Chairman of the Board and Chief Executive Officer of
                      Union Camp Corporation. Mr. Cartledge retired as Chairman of the Board of Savannah Foods & Industries, Inc. in
                      December 1997. He is a director of Chase Industries, Inc.,
                      Sun Company, Inc., Delta Air Lines, Inc. and Formica
                      Corporation.

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                      MARY B. CRANSTON                                Director
      [PHOTO]         since 2000
                      Age 53
                      Ms. Cranston is a partner and has served since 1999 as Chair of Pillsbury Winthrop LLP, an international law firm.
                      Ms. Cranston is based in San Francisco, California.
                      Ms. Cranston has been practicing complex litigation,
                      including antitrust, telecommunications and securities
                      litigation, with Pillsbury Winthrop LLP since 1975. She is a director of the San Francisco Chamber of Commerce and the
                      Bay Area Council, and a trustee of the San Francisco Ballet and Stanford University.

                      JOHN R. HALL                                      Director
      [PHOTO]         since 1995
                      Age 68
                      Since July 1997, Mr. Hall has been the non-employee Chairman of Arch Coal, Inc. He retired as Chairman, effective
                      January 31, 1997, and as Chief Executive Officer, effective
                      October 1, 1996, of Ashland Inc., which positions he had
                      held since 1981. Mr. Hall served in various engineering and managerial capacities at Ashland Inc. since 1957. Mr. Hall is a director of Bank One Corporation, Canada Life Assurance
                      Company, CSX Corporation, Humana Inc., Reynolds Metals
                      Company, Arch Coal Inc. and USEC Inc.

                      THOMAS MARSHALL                                Director
      [PHOTO]         since 1998
                      Age 72
                      Mr. Marshall retired in 1995 as Chairman of the Board and
                      Chief Executive Officer of Aristech Chemical Corporation, a
                      spinoff of USX Corporation, which positions he had held
                      since 1986. Mr. Marshall had previously served as President of the U.S. Diversified Group, a unit covering 18 divisions and subsidiaries, including Manufacturing, Fabricating and
                      Chemicals, of USX Corporation. Mr. Marshall serves on the
                      Board of the National Flag Foundation. He is a trustee of
                      the University of Pittsburgh and Chairman of the Thomas
                      Marshall Foundation.

                      MICHAEL C. NAHL                                  Director
      [PHOTO]         since 1999
                      Age 58
                      Mr. Nahl is Senior Vice President and Chief Financial
                      Officer of Albany International Corporation, a manufacturer of paper machine clothing, which are the belts of fabric
                      that carry paper stock through the paper production process.
                      He joined Albany International Corporation in 1981 as Group
                      Vice President, Corporate and was appointed to his present position in 1983. Mr. Nahl is a member of the Chase
                      Manhattan Corporation Northeast Regional Advisory Board.

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                                       7

                             THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------

STRUCTURE OF THE BOARD

    - Under the By-Laws, UCAR's Board of Directors fixes the number of directors. UCAR's Board of Directors currently consists of seven members, each of whom is an outside director except for Mr. Playford, UCAR's President and Chief Executive Officer, and will be reduced to six members in connection with the 2001 annual meeting of stockholders.

    - In September 2000, UCAR's Board of Directors adopted a requirement that directors retire as such no later than the annual meeting of stockholders following the date on which they attain 74 years of age.

    - UCAR's Board of Directors has established three standing committees, each of which is comprised of outside directors, so that certain important areas can be addressed in greater depth than may be possible in a meeting of the entire Board.

AGREEMENTS IN CONNECTION WITH ELECTION OF DIRECTORS

In connection with the settlement in October 1999 of the securities class action lawsuit which had been commenced in April 1998 against UCAR and certain former and current directors and officers, UCAR has agreed that it will take and cause to be taken all reasonable and appropriate steps for the nomination for re-election and the re-election of Ms. Cranston at our annual meetings in 2001 and 2002 unless she resigns, retires, dies, becomes disabled, is removed or not re-nominated for good cause shown, is removed or resigns in connection with a change of control of UCAR, or is not re-elected by our stockholders. If prior to our annual meeting in 2001, Ms. Cranston ceases to be a director for any of the reasons mentioned above (other than that relating to a change in control) then the lead plaintiff in the lawsuit, the Florida State Board of Administration, a large state employees' pension fund, and UCAR shall identify other individuals possessing relevant business, financial, antitrust compliance, corporate governance and other experience for consideration as candidates for election as a director. The lead plaintiff shall recommend one or more of such individuals to be so elected and, upon UCAR's approval of such individual, UCAR shall be obligated to take the steps described above with respect to that individual. UCAR has also agreed that Ms. Cranston and/or such other individual will be appointed as a member of the Audit and Finance Committee.

MEETINGS OF THE BOARD

    - UCAR's Board of Directors met 11 times in 2000.

    - Each director who was then serving attended at least 75% of the total number of meetings of UCAR's Board of Directors and meetings of committees of UCAR's Board of Directors of which he or she was a member.

COMMITTEES OF THE BOARD

A description of the functions of each committee is set forth on page 9 and the members of each committee at March 1, 2001 and the number of meetings held by each committee in 2000 are set forth under the Board Committee Membership Roster on page 10.

AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee is responsible, on an independent and objective basis, for:

    - monitoring systems for accounting, auditing, financial reporting and internal controls, including internal controls relating to finance (including financial obligations and covenants) and legal compliance (including business ethics and conflicts of interests);

    - fostering adherence to and continuous improvement in those systems at all levels within the enterprise;

    - providing for open communication among independent accountants, financial and senior management, internal auditors and UCAR's Board of Directors;

    - reviewing and evaluating audits by the independent accountants and internal auditors;

    - reviewing and evaluating internal strategic risk assessments and audits;
      and

    - reviewing, prior to public dissemination or filing with the SEC or any stock exchange or market, financial statements, financial reports and other material financial information to be publicly disseminated or so filed.

The charter of the Audit and Finance Committee is attached as Appendix A to this proxy statement.

ORGANIZATION, COMPENSATION AND PENSION COMMITTEE

The Organization, Compensation and Pension Committee is responsible for:

    - monitoring organizational systems, including those relating to management development and succession planning, and providing for open communication among senior management, the human resources department and UCAR's Board of Directors;

    - fostering continuous improvement in those systems at all levels within the enterprise, to attract and retain qualified employees, align interests of stockholders and employees, incent employees to improve performance and reward employees for improvements in performance, in each case on both a long term and short term basis;

    - monitoring the creation, modification, termination and funding of compensation, retirement, benefit and welfare arrangements for senior management and other employees generally;

    - reviewing and evaluating compensation arrangements for senior management and directors and reviewing, prior to filing with the SEC, compensation reports and other material compensation information to be so filed; and

    - reviewing and, to the extent specified by UCAR's Board of Directors, administering stock-based compensation plans.

NOMINATING COMMITTEE

The Nominating Committee is responsible for:

    - reviewing the criteria for election as a director of UCAR and recommending individuals to UCAR's Board of Directors for election as directors of UCAR.

                       BOARD COMMITTEE MEMBERSHIP ROSTER

--------------------------------------------------------------------------------

                                                                        ORGANIZATION,
                                                                        COMPENSATION
                                                       AUDIT AND         AND
                        NAME                           FINANCE(1)       PENSION      NOMINATING
----------------------------------------------------------------------------------------------

Gilbert E. Playford

R. Eugene Cartledge                                                          x
----------------------------------------------------------------------------------------------

Mary B. Cranston                                              x                          x

Alec Flamm(2)                                                 x(3)                       x
----------------------------------------------------------------------------------------------

John R. Hall                                                                 x(3)

Thomas Marshall                                                              x
----------------------------------------------------------------------------------------------

Michael C. Nahl                                               x                          x(3)

Number of Meetings in 2000                                   12              5           2
----------------------------------------------------------------------------------------------

(1) All members of the Audit and Finance Committee are independent within the meaning of the rules of the New York Stock Exchange.

(2) Mr. Flamm has notified UCAR's Board of Directors that he will resign as a director effective April 1, 2001.

(3) Committee Chairperson.

--------------------------------------------------------------------------------

                       AUDIT AND FINANCE COMMITTEE REPORT

--------------------------------------------------------------------------------

IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SEC, THE FOLLOWING REPORT OF THE AUDIT AND FINANCE COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL WITHIN THE MEANING OF REGULATIONS 14A AND 14C UNDER THE SECURITIES EXCHANGE ACT OF 1934, FILED WITH THE SEC UNDER THE EXCHANGE ACT OR OTHERWISE SUBJECT TO REGULATIONS 14A OR 14C OR THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT AND SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT, NOTWITHSTANDING ANY GENERAL INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY OTHER DOCUMENT FILED WITH THE SEC.

UCAR's Board of Directors has established an Audit and Finance Committee, consisting of three directors. Each of the members of the Audit and Finance Committee is independent within the meaning of the rules of the New York Stock Exchange. UCAR's Board of Directors has adopted a written charter for the Committee. A copy of the charter is attached as Appendix A to this proxy statement.

The Committee assists UCAR's Board of Directors in fulfilling its oversight responsibilities as described on page 9 and in the charter of the Committee.

The Committee reviewed and discussed UCAR's audited consolidated financial statements for the year ended December 31, 2000 with UCAR's management and KPMG LLP, UCAR's independent accountants. The Committee also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). This included a discussion of the independent accountants' judgment as to the quality, as well as the acceptability, of UCAR's accounting principles and such other matters that generally accepted auditing standards require to be discussed with an audit committee. The Committee also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee discussed the independence of KPMG LLP with that firm. The Committee also determined that the provision of non-audit services by KPMG LLP to UCAR was compatible with the maintenance by KPMG LLP of its independence from UCAR.

Based on its review and discussions noted above, the Committee recommended to UCAR's Board of Directors that it approve, and UCAR's Board of Directors approved, the inclusion of our audited consolidated financial statements in UCAR's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the SEC.

All professional services rendered by KPMG LLP during 2000 were furnished at customary rates. Below is a summary of the fees UCAR paid to KPMG LLP for services provided in connection with its audit of UCAR's consolidated financial statements for the year ended December 31, 2000:

    - AUDIT FEES: In 2000, UCAR paid KPMG LLP approximately $800,000 in audit fees.

    - FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: In 2000, UCAR paid no financial information systems design and implementation fees to KPMG LLP.

    - ALL OTHER FEES: In 2000, UCAR paid KPMG approximately $850,000 in all other fees.

                                          AUDIT AND FINANCE COMMITTEE

                                          Alec Flamm, Chairman
                                          Mary B. Cranston
                                          Michael C. Nahl

--------------------------------------------------------------------------------

            ORGANIZATION, COMPENSATION AND PENSION COMMITTEE REPORT

--------------------------------------------------------------------------------

IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SEC, THE FOLLOWING REPORT OF THE ORGANIZATION, COMPENSATION AND PENSION COMMITTEE AND THE TABLE AND OTHER INFORMATION UNDER THE CAPTION "STOCK PERFORMANCE GRAPH" APPEARING ON PAGE 23 SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL WITHIN THE MEANING OF REGULATIONS 14A AND 14C UNDER THE SECURITIES EXCHANGE ACT OF 1934, FILED WITH THE SEC UNDER THE EXCHANGE ACT OR OTHERWISE SUBJECT TO REGULATIONS 14A OR 14C OR THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT AND SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT, NOTWITHSTANDING ANY GENERAL INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY OTHER DOCUMENT FILED WITH THE SEC.

UCAR's philosophy has always been, and continues to be, to seek to align the interests of management with the interests of stockholders. UCAR seeks to implement this philosophy through a combination of base compensation (including benefits) and stock and cash-based incentives. In general, base compensation is intended to be sufficient to attract, retain and motivate qualified management employees. Stock-based incentive compensation is designed to reward management for increases in the market value of the common stock. The Committee believes that this is the primary interest of stockholders and that, over the long term, improvements in the performance of UCAR's business will be the primary drivers of such increases. The Committee also recognizes that, notwithstanding improvements in performance, increases in market value may not be realized on a timely basis due to external factors beyond management's control. These include macroeconomic factors such as changes in interest rates and monetary and fiscal policies in the United States and elsewhere. The Committee believes that cash-based incentive compensation is an important element in keeping management focused on improving UCAR's performance despite the impact of those external factors.

Implementation of this philosophy is tempered by several factors. First, competition for qualified management employees is intense. Second, UCAR continues to face antitrust and other legal issues even though many of such issues have been resolved. At the same time, it has encountered a very difficult business environment. This is due to, among other things, economic conditions which are materially adversely affecting the steel and metal industries that are UCAR's principal customers.

Consistent with this philosophy, compensation of senior management consists primarily of base salary, annual cash bonuses and stock options and restricted stock. Each of the components mentioned is awarded to the chief executive officer by UCAR's Board of Directors based on recommendations of the Committee and to the other members of senior management by UCAR's Board of Directors based on recommendations by the chief executive officer as well as the Committee.

Base salary for each member of senior management is determined after taking into account his or her current or new position and current base salary, salaries and other compensation offered by other companies for individuals in equivalent positions, the performance during the prior year of the business or functional unit for which he or she was responsible and, to the extent relevant, the geographic area in which he or she is or will be employed.

Annual cash bonuses awarded to each member of senior management are determined based on the factors mentioned above, achievement of specified goals during the prior year and performance of UCAR as a whole during the prior year. Annual cash bonuses for each year are determined and payable in the following year. The specified goals for 2000 related to return on invested capital, free cash flow and cost reduction programs. In light of UCAR's financial performance in 2000, there were no cash bonuses for 2000. Annual cash bonuses for 2001 have been suspended by UCAR's Board of Directors, subject to review by it later this year.

Stock options granted to each member of senior management are determined based on the same factors as those mentioned above. Two stock option grants were made to senior management in 2000.

In February 2000, UCAR's Board of Directors granted options to certain members of senior management (except Mr. Playford). These options had a long-term vesting period designed to retain management employees for an extended period. In January 2000, Mr. Playford was granted 100,000 shares of restricted stock, of which 70% vest in June 2003 and 30% vest in December 2004, if Mr. Playford is then employed by UCAR. In December 2000, UCAR's Board of Directors granted options to the approximately 200 members of UCAR's global senior management team. These options have a short-term vesting period designed to retain management employees while UCAR's realignment plan is being implemented.

    Mr. Playford's compensation for 2000 was determined on the same basis as other members of senior management (commensurate with his position), but with consideration to provide incentives to him during difficult operating circumstances and his assumption of the duties of Chairman of the Board in September 1999 in addition to those of President and Chief Executive Officer.
Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility by public companies of certain executive compensation in excess of $1 million per executive per year, but excludes from the calculation of the $1 million limit certain elements of compensation, including performance based compensation, provided that certain requirements are met. While the Committee and UCAR's Board of Directors considered the impact of Section 162(m) in connection with adopting and implementing the philosophy described above, they do not believe that
Section 162(m) is a significant factor in determining the amount or types of compensation to be paid to senior management or the conditions to payment of such compensation.

                                          ORGANIZATION, COMPENSATION
                                          AND PENSION COMMITTEE

                                          John R. Hall, Chairman
                                          R. Eugene Cartledge
                                          Thomas Marshall

--------------------------------------------------------------------------------

                             DIRECTOR COMPENSATION

--------------------------------------------------------------------------------

Employee directors do not receive compensation for rendering services as directors. All directors are entitled to reimbursement for all expenses incurred in rendering services as directors. Non-employee directors are entitled to receive the compensation described below.

    - ANNUAL RETAINER: $25,000 ($27,000, if chairperson of one or more committees).

    - ATTENDANCE FEE: $1,000 for each day of meetings attended.

    - STOCK OPTION GRANTS: Options for 5,000 shares upon initial election as director granted as described below; options for additional shares granted annually as described below.

STOCK OPTIONS. We have adopted a policy of granting to non-employee directors then serving options to purchase that number of shares of common stock fixed annually by UCAR's Board of Directors (the "ANNUAL GRANTS"). We have also adopted a policy of granting to non-employee directors options to purchase 5,000 shares of common stock (the "INITIAL GRANTS") as well as a prorated portion of the Annual Grants upon their initial election as directors. For 2000, the Annual Grant covered 3,200 shares of common stock and, for 2001, 7,700 shares of common stock. All of these options vest one year after the date of grant so long as the director is then serving as a director. The exercise price per share of these options is fair market value on the date of grant, which is defined under the relevant stock option plan as the closing sale price of a share of common stock on the last trading date preceding the date of grant. Options granted to a non-employee director expire upon the earlier of ten years after the date of grant or four years after the director ceases to be a director. Other provisions relating to these options are the same as those relating to options granted to management as described on page 19.

OTHER COMPENSATION. We have in the past and may in the future award additional cash or stock-based compensation to one or more directors for special services rendered to UCAR.

2001 STOCK OPTION GRANTS IN LIEU OF CASH PAYMENTS. In December 2000, each non-employee director agreed to receive a grant of options in lieu of payment for meeting fees earned during the second half of 2000 and in lieu of payment for the annual retainer for 2001, as set forth in the following table. These options vested on the date of grant (in the case of options granted in lieu of meeting fees) and vest ratably over 2001 (in the case of options granted in lieu of the annual retainer). The portion of the annual retainers for 2001 for serving as chairperson of a committee will be paid later in 2001. The exercise price, term and other provisions are the same as those described above.

                                                              SHARES UNDERLYING OPTIONS
                                                                 GRANTED IN LIEU OF
                                                               ANNUAL        MEETING
                            NAME                              RETAINER         FEES
---------------------------------------------------------------------------------------
R. EUGENE CARTLEDGE                                               5,840         1,870
MARY B. CRANSTON                                                  5,840         2,100
---------------------------------------------------------------------------------------
ALEC FLAMM                                                        5,840         2,880
JOHN R. HALL                                                      5,840           700
---------------------------------------------------------------------------------------
THOMAS MARSHALL                                                   5,840         1,870
MICHAEL C. NAHL                                                   5,840         2,800
---------------------------------------------------------------------------------------
TOTAL                                                            35,040        12,220

--------------------------------------------------------------------------------

         STOCK OWNERSHIP GUIDELINES FOR DIRECTORS AND SENIOR MANAGEMENT

--------------------------------------------------------------------------------

UCAR's Board of Directors has adopted guidelines for ownership of common stock by directors and senior management. Compliance with the guidelines is voluntary.

Under the guidelines, each non-employee director should, within a reasonable period of time after election as a director, own shares of common stock with a market value equal to at least $150,000. UCAR's Board of Directors has adopted a policy providing that we will not finance the purchase or holding of these shares by directors. All non-employee directors currently are in substantial compliance with the guidelines.

In addition, under the guidelines, certain members of senior management should, within five years after appointment as a member of senior management, own shares of common stock with a market value equal to his or her annual base salary (or, in the case of the chief executive officer, three times his annual base salary). All executive officers currently are in substantial compliance with the guidelines.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

The following table sets forth certain information concerning compensation received by our chief executive officer at December 31, 2000 and each of our other four most highly compensated executive officers at December 31, 2000 who received total salary and bonus compensation in excess of $100,000 for services rendered in all capacities (including service as a director of UCAR or an officer or director of one or more of our subsidiaries) during our last fiscal year. The individuals listed in the following table are sometimes called the "named executive officers."

                         SUMMARY COMPENSATION TABLE(A)


                                                                                    LONG TERM COMPENSATION
                                              ANNUAL COMPENSATION                      AWARDS          PAYOUTS
                                                VARIABLE       OTHER ANNUAL    RESTRICTED  SECURITIES LONG TERM
  NAME AND PRINCIPAL                           COMPENSATION    COMPENSATION     STOCK      UNDERLYING   PLAN        ALL OTHER
       POSITIONS          YEAR       SALARY       (B)             (C)           AWARDS     OPTIONS    PAYOUTS      COMPENSATION(D)
-----------------------
GILBERT E. PLAYFORD        2000     $650,000     $     --        $213,447       100,000     300,000    $    --         $86,474
  CHAIRMAN OF THE          1999      540,000      645,000         261,514            --          --         --          79,946
  BOARD, CHIEF             1998      263,258           --          42,894            --     600,000         --           8,977
  EXECUTIVE OFFICER AND
  PRESIDENT(E)

CRAIG S. SHULAR            2000      275,000           --          27,683            --     130,000         --          19,213
  EXECUTIVE VICE           1999      225,000      250,000          78,322            --     150,000         --          20,477
  PRESIDENT, ELECTRODE
  SALES AND MARKETING,
  AND CHIEF FINANCIAL
  OFFICER(F)
-----------------------

CORRADO F. DE GASPERIS     2000      210,000           --          22,364            --      90,000         --          14,033
  VICE PRESIDENT AND       1999      181,005      175,000         127,698            --          --         --          14,359
  CHIEF INFORMATION        1998       84,583           --             744            --      96,000         --              --
  OFFICER(G)

PETRUS J. BARNARD          2000      230,000           --          64,449            --      90,000         --          18,652
  EXECUTIVE VICE           1999      188,004      175,000         145,078            --          --         --          17,788
  PRESIDENT, GLOBAL        1998      172,336           --          96,573            --      66,000         --          22,664
  ELECTRODE SUPPLY
  CHAIN(H)
-----------------------

W. DAVID CATE              2000      210,000           --         231,069            --      70,000         --          11,661
  EXECUTIVE VICE           1999      175,000      145,250         166,154            --          --         --          22,912
  PRESIDENT, STRATEGIC     1998      165,000           --         143,747            --      50,000         --          23,738
  ALLIANCES AND
  BUSINESS
  DEVELOPMENT(I)

(a) Includes, for each year, compensation earned but deferred under compensation deferral or other applicable plans or statutory provisions.

(b) Consists of cash bonuses under various plans or as otherwise approved by UCAR's Board of Directors.

(c) Includes, for 2000, 1999 and 1998 (respectively and as applicable, except as otherwise noted): for 1998, for Mr. Playford, $11,320, for Mr. Barnard, $7,568, and for Mr. Cate, $7,095, of payments under a worldwide group profit sharing plan; for Mr. Playford, $17,843, $4,851 and $740, for Mr. Shular, $3,750 and $13,125, for Mr. De Gasperis, $3,750, $10,925 and $0, for
    Mr. Barnard, $5,625, $5,475 and $10,600, and for Mr. Cate, $5,625, $5,475
    and $6,912, of financial planning services and related tax advice and, in certain cases, tax return preparation services; for Mr. Playford, $172,319, $134,245 and $5,350, for Mr. Shular, $23,933 and $18,454, for Mr. De
    Gasperis, $18,614, $14,502 and $744, for Mr. Barnard, $18,719, $14,584 and
    $691, and for Mr. Cate, $17,551, $8,179 and $382, of imputed interest income and reimbursement for tax liabilities on non-interest bearing loans made under various programs; for Mr. Playford, $23,285, $24,795 and $25,484, for Mr. Barnard,

    $11,395, $14,330 and $19,237, and for Mr. Cate, $168,018, $72,946 and
    $50,660, of reimbursement for miscellaneous expenses and, if applicable, reimbursement for tax liabilities thereon; for 1999, for Mr. Playford, $97,623, for Mr. Shular, $46,743, for Mr. De Gasperis, $102,271, for 1999
    and 1998 for Mr. Barnard, $82,488 and $32,627, and for Mr. Cate, $14,144,
    $6,088 and $14,366, of reimbursement for relocation expenses and, if applicable, reimbursement for tax liabilities thereon; for Mr. Barnard, $28,710, $28,201 and $25,850, and for Mr. Cate, $25,731, $66,371 and
    $47,427, for allowances for international service.

(d) Includes, for 2000, 1999 and 1998 (respectively and as applicable, except as otherwise noted): (for 2000 and 1999 only in the cases of Messrs. Playford, Shular and De Gasperis) for Mr. Playford, $77,100 and $70,948, for
    Mr. Shular, $12,838 and $14,477, for Mr. De Gasperis, $4,803 and $5,361, for Mr. Barnard, $12,277, $11,788 and $16,664, and for Mr. Cate, $5,286, $16,912
    and $17,738, for annual life insurance premiums paid on a split dollar life contract; and for Mr. Playford, $9,374, $8,977 and $8,998, for Mr. Shular, $6,375 and $6,000, for Mr. De Gasperis, $9,230, $8,998, and $3,536, for
    Mr. Barnard, $6,375, $6,000 and $6,000, and for Mr. Cate, $6,375, $6,000 and
    $6,000, for employer contributions to the Savings Plan. The amount of the whole life insurance portion reported as paid for the executive is the entire premium minus that portion of the premium actually paid by the executive. We recover our contributions following the latest of the executive's retirement, attainment of age 65 or fifteenth year of participation.

(e) Mr. Playford joined us as Chief Executive Officer and President in June 1998 and became Chairman of the Board in September 1999.

(f) Mr. Shular joined us as Vice President and Chief Financial Officer in January 1999 and became Executive Vice President, Electrode Sales and Marketing, and Chief Financial Officer in February 2000.

(g) Mr. De Gasperis joined us as Controller in July 1998 and became Vice President and Chief Information Officer in February 2000.

(h) Mr. Barnard was Vice President, Electrodes for the Americas from September 1997 through July 1998 and was Director, Electrode Operations for the Americas and Health Safety & Environmental Protection, Capacity and Engineering through 1999. He became Executive Vice President, Global Electrode Supply Chain in February 2000.

(i) Mr. Cate was Vice President, Electrodes for Europe and South Africa from September 1997 through August 1998 and was Director, Strategic Development and Business Alliances through February 2000. He became Executive Vice President, Strategic Alliances and Business Development in March 2000.

The following table sets forth certain information relating to options granted to the named executive officers during 2000.

                             OPTION GRANTS IN 2000

                                            INDIVIDUAL GRANTS
                                           PERCENT
                                NUMBER     OF TOTAL                          POTENTIAL REALIZABLE
                                  OF       OPTIONS                          VALUE AT ASSUMED ANNUAL
                                SECURITIES GRANTED    EXERCISE               RATES OF STOCK PRICE
                                UNDERLYING   TO        PRICE                APPRECIATION FOR OPTION
                                OPTIONS    EMPLOYEES    PER      EXPIRATION          TERM
             NAME               GRANTED    IN 2000     SHARE       DATE         5%          10%
---------------------------------------------------------------------------------------------------
GILBERT E. PLAYFORD             300,000      12.0%     $ 8.56    12/15/10   $1,615,001   $4,092,731

CRAIG S. SHULAR                  30,000       1.2%      14.00     2/28/10      264,136      669,372
                                100,000       4.0%       8.56    12/15/10      538,334    1,364,244
---------------------------------------------------------------------------------------------------

CORRADO F. DE GASPERIS           30,000       1.2%      14.00     2/28/10      264,136      669,372
                                 60,000       2.4%       8.56    12/15/10      323,000      818,546

PETRUS J. BARNARD                30,000       1.2%      14.00     2/28/10      264,136      669,372
                                 60,000       2.4%       8.56    12/15/10      323,000      818,546
---------------------------------------------------------------------------------------------------

W. DAVID CATE                    20,000       0.8%      14.00     2/28/10      176,090      446,248
                                 50,000       2.0%       8.56    12/15/10      269,167      682,122

The following table sets forth certain information relating to the exercise of previously granted options by the named executive officers during 2000.

                      AGGREGATED OPTION EXERCISES IN 2000
                     AND OPTION VALUES AT DECEMBER 31, 2000

                             NUMBER OF               NUMBER OF SECURITIES          VALUE OF
                             SHARES                 UNDERLYING UNEXERCISED    UNEXERCISED IN THE
                             ACQUIRED                     OPTIONS AT           MONEY OPTIONS AT
                              ON         VALUE        DECEMBER 31, 2000       DECEMBER 31, 2000
           NAME              EXERCISE    REALIZED   (EXERCISABLE/UNEXERCISABLE) (EXERCISABLE/UNEXERCISABLE)
-------------------------------------------------------------------------------------------------
GILBERT E. PLAYFORD             --          --         500,000/400,000           $--/$356,250
CRAIG S. SHULAR                 --          --         150,000/130,000            --/118,750
-------------------------------------------------------------------------------------------------
CORRADO F. DE GASPERIS          --          --          96,000/90,000             --/71,250
PETRUS J. BARNARD               --          --          182,689/95,000          240,131/71,250
-------------------------------------------------------------------------------------------------
W. DAVID CATE                   --          --          159,887/75,000          225,507/59,375

EMPLOYMENT AND OTHER AGREEMENTS

In June 1998, we entered into a five-year employment agreement with Mr. Playford to serve as President and Chief Executive Officer. The agreement automatically renews for successive additional one-year terms, unless we give notice of non-renewal no later than 90 days prior to any renewal date or Mr. Playford gives notice of non-renewal at least two years prior to any renewal date.

Mr. Playford is entitled to receive a base salary (which may be increased by UCAR's Board of Directors) of $650,000 and annual cash bonuses (commensurate with his position). In addition, for the purpose of calculating Mr. Playford's benefits under the UCAR Carbon Retirement Program, (1) Mr. Playford earns, ratably over the initial term of the agreement, credit for 26.5 years of prior service, substantially all of which was with Union Carbide, and (2) the amount of benefits receivable by Mr. Playford under the UCAR Carbon Retirement Program will be likewise ratably offset by the amount of benefits receivable by him under the Union Carbide Retirement Program.

At the time he entered into the employment agreement, Mr. Playford received options to purchase 300,000 shares of common stock. Two-thirds of the options vested on the second anniversary of the date of grant and the balance of the options vest on the third anniversary of the date of grant. The exercise price per share of the options ($30.58 per share) was equal to the fair market value at the date of grant, which was defined at that time under the relevant stock option plan as the average of the high and low trading prices for the 20 business days immediately preceding the date of grant. The options expire in January 2007. Other provisions relating to the options are described below. In recognition of Mr. Playford's appointment as Chairman of the Board in September 1999 in addition to President and Chief Executive Officer and to provide incentives to him during difficult operating circumstances, UCAR's Board of Directors approved a grant to Mr. Playford of 100,000 shares of restricted stock, of which 70,000 shares will vest in June 2003 and 30,000 shares will vest in December 2004, in both cases assuming Mr. Playford is still employed by us. The grant was effective on January 1, 2000.

The agreement provides for termination (subject to certain notice and other procedural provisions) by us for cause or without cause or by Mr. Playford for good reason and contains a noncompetition covenant which continues for a period of two years beyond the expiration of the then current term. If we terminate
Mr. Playford's employment without cause or Mr. Playford resigns for good reason, then Mr. Playford will be entitled to severance payments and enhanced pension benefits and all of his years of prior service, substantially all of which was with Union Carbide, will be immediately recognized. Those severance payments will equal 2.99 times the sum of Mr. Playford's base salary and the cash bonus paid or payable for the calendar year ending on or immediately before termination. Mr. Playford's pension benefits will be enhanced by assuming that he had an additional three years of age and three years of service. These benefits are payable commencing immediately following termination of employment and are not reduced for early commencement of benefits.

We have agreed that, for the purpose of calculating Mr. Shular's benefits under the UCAR Carbon Retirement Program, Mr. Shular earns, ratably over five years, credit for 22.5 years of prior service, all of which was with Union Carbide, with the same offset arrangement as Mr. Playford.

UCAR's Board of Directors has approved severance compensation agreements for 28 members of management, including the named executive officers. In the case of the named executive officers, the agreements provide for severance compensation equal to 2.99 times the officer's base salary and, with respect to U.S. employees, extended insurance coverage and reimbursement for certain excise tax liabilities (and income tax liabilities on this reimbursement). The officers are entitled to the compensation if they are terminated (other than for cause) or resign for good reason within three years after a change of control. A change of control has the same meaning under the agreements as it has under the stock option plans described below.

STOCK OPTION PLANS

We maintain several plans which provide for the grant of options to purchase shares of common stock to management employees and which are amended from time to time. Non-employee directors are eligible to receive options under one of the plans and the number of shares of common stock subject to plans in which named executive officers and non-employee directors are eligible to participate is about 5,400,000, including shares subject to options that are currently outstanding. Management employees have been and may be granted vested or unvested options at the discretion of UCAR's Board of Directors or the Organization, Compensation and Pension Committee. Unvested options granted to management employees have vested or may vest on satisfaction of such employment or performance conditions as may be provided in the plan or as may be imposed by UCAR's Board of Directors or the Organization, Compensation and Pension Committee at the time of grant. Currently, the definition of fair market value under those plans means the closing sale price of a share of common stock on the last trading day preceding the relevant date. The exercise price of options may, under certain circumstances, be paid with the proceeds from the sale of shares to be issued upon exercise of such options. Our option plans are administered through a third party broker. Any shares subject to, and the exercise prices of, options are subject to adjustment for stock dividends, stock splits, share combinations and certain other events. All options which have been granted, and substantially all options which may be granted, under the plans are nonqualified stock options. Options awarded to employees expire on, among other dates, the date fixed by UCAR's Board of Directors or the Organization, Compensation and Pension Committee at the time the options are granted, but must expire within no more than 12 years under one plan, or 10 years under other plans, after the date of grant.

We have the right to cancel substantially all outstanding options in the event of a change of control, in which event we are is required to pay optionees an amount equal to the difference between the exercise price of the canceled options and the fair market value of the underlying shares. For this purpose, a change of control occurs on:

    - the date on which any person or group becomes the beneficial owner of 15% or more of the then outstanding common stock or voting securities of UCAR, except that with respect to pre-existing stockholders who beneficially owned 15% or more of the common stock or voting securities of UCAR as of a specified date, a change of control occurs on the date such pre-existing stockholders beneficially own 22.5% or more of the common stock or voting securities of UCAR;

    - the date on which any person or group acquires the right to vote on any matter, by proxy or otherwise, with respect to 15% (or 22.5%, in the case of such pre-existing stockholders) or more of the then outstanding common stock or voting securities of UCAR;

    - the date, at the end of any two-year period, on which individuals, who at the beginning of such period were directors of UCAR, or individuals nominated or elected by a vote of two-thirds of such directors or directors previously so elected or nominated, cease to constitute a majority of UCAR's Board of Directors;

    - the date on which stockholders of UCAR approve a complete liquidation or dissolution of UCAR; or

    - the date on which UCAR consummates certain reorganizations, mergers, asset sales or similar transactions.

COMPENSATION DEFERRAL PLAN

We maintain a compensation deferral plan for the benefit of United States-paid management employees who participate in a cash bonus or other variable compensation program. The plan is effective for compensation that would otherwise be payable on or after January 1, 2000. Under the plan, participants are able to defer up to 85% of their variable compensation, up to 50% of their base salary and up to 100% of their lump sum payments from our non-qualified retirement plans. Distributions from the plan generally will be made upon retirement or other termination of employment, unless further deferred by the participant. In addition, a participant may irrevocably elect to receive interim distributions prior to retirement or other termination of employment.

RETIREMENT PROGRAM

Prior to February 25, 1991, substantially all of our domestic employees participated in the Union Carbide Retirement Program. Effective February 25, 1991, we adopted the UCAR Carbon Retirement Program, which was similar to the Union Carbide Retirement Program at that time. The cost of the UCAR Carbon Retirement Program is borne entirely by us. The UCAR Carbon Retirement Program covers substantially all of our employees in the U.S. and certain U.S. nationals employed by our foreign subsidiaries. Retirement and death benefits related to employee service through February 25, 1991 are covered by the Union Carbide Retirement Program. Benefits paid by the Union Carbide Retirement Program are based on final average pay through February 25, 1991 plus salary increases (not to exceed 6% per year) through January 26, 1995. All of our employees who retired prior to February 25, 1991 are covered under the Union Carbide Retirement Program. Subject to certain limitations, all service and earnings recognized under the Union Carbide Retirement Program prior to February 25, 1991 are recognized under the UCAR Carbon Retirement Program.

                             RETIREMENT PLAN TABLE

The following table sets forth the estimated annual benefits payable, based on the indicated credited years of service and the indicated average annual compensation used in calculating benefits, assuming a normal retirement at age 65 in 2000, under the Union Carbide Retirement Program and the UCAR Carbon Retirement Program on a combined basis.

AVERAGE ANNUAL                                 YEARS OF SERVICE
 COMPENSATION              15         20         25         30         35         40
---------------------------------------------------------------------------------------
     $  100,000         $ 22,500   $ 30,000   $ 37,500   $ 45,000   $ 52,500   $ 60,000
        150,000           33,570     45,000     56,520     67,500     78,750     90,000
        250,000           56,520     75,000     93,750    112,500    131,250    150,000
        500,000          112,500    150,000    187,500    225,000    262,500    300,000
      1,000,000          225,000    300,000    375,000    450,000    525,000    600,000

Under the UCAR Carbon Retirement Program, the monthly amount of an employee's retirement benefit upon retirement at age 65 is a percentage of average monthly compensation received during the thirty-six month period preceding retirement, or the highest average monthly compensation received during any three calendar years in the ten calendar years preceding retirement if it would result in a higher pension benefit, multiplied by the number of years of service credit, less up to 50% of projected primary Social Security benefits and less any public pension (except any military pension or any benefit under the Social Security
Act). An employee who is (1) age 62 or over with ten or more years of service credit or (2) whose age and service credit add up to 85 may voluntarily retire earlier than age 65 with a retirement benefit unreduced because of early retirement, based on years of service credit at the date of retirement. The compensation covered by the UCAR Carbon Retirement Program includes salary and certain variable compensation, including group profit sharing in an amount up to 8% through 1999, and 12% thereafter, of the employee's base salary. The benefits payable reflected in the preceding table are calculated on a straight life annuity basis and are subject to an offset for such Social Security benefits.

For federal income tax purposes, the amount of benefits that can be paid from a qualified retirement plan is restricted. We have adopted nonqualified unfunded plans for payment of those benefits at retirement that cannot be paid from our qualified retirement plan. These nonqualified plans together with our qualified retirement plan constitute the UCAR Carbon Retirement Program. Employees who retire after January 1, 1994 may elect to receive the payment of benefits from these nonqualified unfunded plans monthly or in a lump sum. Benefits under certain of these plans, under certain circumstances, may be terminated if UCAR's Board of Directors determines that an employee has engaged in activities which are detrimental to the interests of, or are in competition with, us. Except with respect to years of service as described above for Messrs. Playford and Shular, the practical effect of these nonqualified plans, together with the qualified plans, is to calculate benefits to all employees, including those who are officers and directors, on a uniform basis.

Benefits under these nonqualified plans are generally paid out of our general assets, although they may also be paid through grantor trusts adopted by us or by purchase of annuities. When we purchase annuities, this does not increase the after tax amount of benefits to which employees are entitled, but does relieve us of liability for the benefits under the nonqualified plans covered by such annuities.

As of February 28, 2001, the named executive officers were credited with the number of years of service under the UCAR Carbon Retirement Program (unless noted otherwise) as follows: Mr. Playford, age 53, is credited with 29 years of service, substantially all of which was with Union Carbide and which will vest under the UCAR Carbon Retirement Program ratably through 2003; Mr. Shular, age 48, is credited with 24 years of service, substantially all of which was with Union Carbide and which will vest under the UCAR Carbon Retirement Program ratably through 2003;

Mr. De Gasperis, age 35, is credited with two years of service; Mr. Barnard, age 51, is credited with 29 years of service, of which 26 years were with our foreign subsidiaries; and Mr. Cate, age 54, is credited with 31 years of service.

BENEFIT SECURITY

We have adopted grantor trusts to assist us in providing for payment of certain benefit plan obligations to management as well as certain compensation deferred by management and earnings thereon under our compensation deferral plan, all of which are otherwise payable out of our general assets. These obligations include accrued benefits under nonqualified retirement plans and severance obligations under employment and other agreements.

The trusts contain a benefits protection account which makes funds available to the Administrative Committee to assist participants and their beneficiaries in enforcing their claims with respect to those obligations, compensation and earnings upon a change of control. We may from time to time contribute assets to or, with the approval of a majority of UCAR's Board of Directors, withdraw assets from the trusts (other than from the benefits protection account, to which $250,000 has been contributed), except that no withdrawal can be made after a change of control until all such obligations, compensation and earnings are paid or discharged. UCAR's Board of Directors may amend or terminate the trusts at any time prior to a change of control. Upon a change of control, the trusts become irrevocable, UCAR is required to make contributions to the trusts sufficient to discharge and pay such obligations, compensation and earnings and the Administrative Committee is required to use the amounts held in the trusts for such purposes. Upon a change of control, no amendment of the trusts may be adopted without the written consent of a majority of the participants and the beneficiaries who are receiving benefits thereunder. Consistent with the requirements of applicable law, the assets of the trusts are subject to the claims of creditors of UCAR in the event of UCAR's insolvency or bankruptcy. For purposes of the grantor trusts, a change of control has the same definition as described in the stock option plans.

                            STOCK PERFORMANCE GRAPH

The graph set forth below shows cumulative total return to stockholders on an initial investment of $100 in the common stock as compared to an initial investment of $100 in the Standard & Poor's 400 Midcap Index and the NYSE Industrials Index over the period from December 31, 1995 through December 31, 2000. Total return assumes dividend reinvestment. The performance shown on the graph is not necessarily indicative of future performance.

[LOGO]

                                               31 DEC     31 DEC     31 DEC     31 DEC     31 DEC
                                                 96         97         98         99         00
---------------------------------------------------------------------------------------------------

UCAR INTERNATIONAL INC.                        $111.48    $118.33    $ 52.78    $ 52.78    $ 28.89

S&P MIDCAP 400 INDEX                            117.32     153.03     180.09     200.41     237.21
---------------------------------------------------------------------------------------------------

NYSE INDUSTRIALS                                119.60     152.52     179.93     200.30     194.30

--------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

--------------------------------------------------------------------------------

The following table sets forth, as of February 14, 2001, the number and percentage of outstanding shares of common stock owned beneficially by:

    - each stockholder known by UCAR to own more than 5% of the outstanding shares of common stock;

    - each director of UCAR;

    - each of the named executive officers; and

    - all directors and executive officers as a group.

The number of shares of common stock outstanding as of February 14, 2001 was 45,395,140.

                                                                              PERCENTAGE
                                                                                OF
                                                               NUMBER OF      OUTSTANDING
                      BENEFICIAL OWNER                          SHARES        SHARES
----------------------------------------------------------------------------------------
Southeastern Asset Management, Inc.(a)                          8,613,200        19.0%
  6075 Poplar Avenue, Suite 900
  Memphis, TN 38119
Gabelli Fund, LLC(a)                                            4,251,120         9.4%
  One Corporate Center
  Rye, NY 10580
----------------------------------------------------------------------------------------
Wellington Management Company, LLP(a)                           3,101,900         6.8%
  75 State Street
  Boston, MA 02109
AXA Financial, Inc.(b)                                          2,308,200         5.1%
  1290 Avenue of the Americas
  New York, NY 10104
----------------------------------------------------------------------------------------
Gilbert E. Playford(c)                                            785,056         1.7%
Craig S. Shular(c)                                                185,814        *
----------------------------------------------------------------------------------------
Corrado F. De Gasperis(c)(d)                                      127,192        *
Petrus J. Barnard(c)                                              197,828        *
----------------------------------------------------------------------------------------
W. David Cate(c)                                                  202,910        *
R. Eugene Cartledge(c)                                             26,373        *
----------------------------------------------------------------------------------------
Mary B. Cranston(c)(e)                                             13,854        *
Alec Flamm(c)                                                      22,183        *
----------------------------------------------------------------------------------------
John R. Hall(c)                                                    27,603        *
Thomas Marshall(c)(f)                                              97,173        *
----------------------------------------------------------------------------------------
Michael C. Nahl(c)(g)                                              33,403        *
Directors and executive officers as a group (11 persons)(h)     1,719,389         3.7%
----------------------------------------------------------------------------------------

*   Represents holdings of less than one percent.

(a) Based solely upon the most recent amended Schedule 13G or Schedule 13D filed through February 14, 2001 by such stockholder with the SEC. Such stockholder may be part of a group which filed the amended Schedule 13G or Schedule 13D jointly.

(b) Based solely upon the Schedule 13G filed as of February 14, 2001 by such stockholder jointly with AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle and AXA, each of whom expressly disclaim beneficial ownership.

(c) Includes shares subject to vested options as follows: Mr. Playford, 500,000 shares; Mr. Shular, 150,000 shares; Mr. De Gasperis, 96,000 shares;
    Mr. Barnard, 182,689 shares; Mr. Cate, 159,887 shares; Mr. Cartledge, 11,773 shares; Ms. Cranston, 11,854 shares; Mr. Flamm, 12,783 shares; Mr. Hall, 10,603 shares; Mr. Marshall, 11,773 shares; and Mr. Nahl, 12,703 shares.

(d) Includes 4,500 shares owned by Mr. De Gasperis' spouse.

(e) Includes 2,000 shares owned by the Mary & Harold Cranston Family Trust, of which Ms. Cranston is Trustee.

(f) Includes 75,000 shares owned through a self-directed individual retirement account.

(g) Includes 2,500 shares owned for the account of Mr. Nahl's minor child.

(h) Based solely upon registered ownership. Includes 1,160,065 shares subject to vested options.

--------------------------------------------------------------------------------

                               OTHER INFORMATION

--------------------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires UCAR's directors and officers and holders of more than 10% of the outstanding shares of common stock to file with the SEC initial reports of ownership, and reports of changes in ownership, of common stock and other equity securities of UCAR. UCAR believes that, during 2000, its directors and officers and holders of more than 10% of the outstanding shares of common stock complied with all reporting requirements under Section 16(a), except for Messrs. Cartledge, Hall and Nahl, each of whom made one late filing which reported one transaction, and Mr. Marshall, who made two late filings, each of which reported one transaction.

CERTAIN TRANSACTIONS

In 1998, UCAR's Board of Directors adopted an executive employee loan program. All members of senior management are eligible to participate in the program. Under the program, participants are able to borrow, on a full recourse basis, an amount equal to up to their annual base salary (or, in the case of the chief executive officer, three times his annual base salary). The loans are non-interest-bearing and become due upon the earlier to occur of termination of employment or the expiration of five years from the date of borrowing. We have agreed to reimburse the borrowers for the incremental income tax liability (at such time as such liability is incurred) due on the interest income imputed because of the interest-free nature of the loans. The outstanding amount of each such loan to a named executive officer at December 31, 2000, which is also the largest aggregate amount of each such loan outstanding during 2000, was:
$1,620,000 for Mr. Playford; $225,000 for Mr. Shular; $175,000 for Mr. De Gasperis; $176,000 for Mr. Barnard; $165,000 for Mr. Cate; and an aggregate of $1,295,297 for all other executive officers as a group.

In 1998, UCAR's Board of Directors adopted an executive employee stock purchase program. All members of senior management are eligible to participate in the program. Under the program, participants are able to purchase shares of common stock from UCAR in an amount equal to up to their annual base salary (or, in the case of the chief executive officer, three times his annual base salary). The purchase price per share under the program equals the closing price of a share of common stock on the last trading day prior to the date of purchase. In 2000, one member of senior management purchased 18,556 shares of common stock for $224,992 under the program.

--------------------------------------------------------------------------------

                                                                      APPENDIX A

                            UCAR INTERNATIONAL INC.
                   CHARTER OF THE AUDIT AND FINANCE COMMITTEE

I.  PURPOSE

    The Committee has been established by the Board to assist the Board in fulfilling the Board's oversight responsibilities. The Committee's primary duties and responsibilities are, on an independent and objective basis, to:

    - Monitor systems for accounting, auditing, financial reporting and internal controls, including internal controls relating to finance (including financial obligations and covenants) and legal compliance (including business ethics and conflicts of interests).

    - Foster adherence to and continuous improvement in those systems at all levels within the enterprise.

    - Provide for open communication among the independent accountants, financial and senior management, strategic risk assessment and internal audit personnel (strategic risk assessment and internal audit personnel are collectively referred to as the "internal auditors") and the Board.

    - Review and evaluate audits by the independent accountants.

    - Review and evaluate internal strategic risk assessments and audits.

    - Review, prior to public dissemination or filing with the Securities and Exchange Commission (the "SEC") or any stock exchange or market, financial statements, financial reports and other material financial information to be publicly disseminated or so filed.

    The Committee has the authority to conduct any and all investigations necessary or appropriate to fulfill its duties and responsibilities, to contact directly the independent accountants, internal strategic risk and auditor personnel and any other employee or advisor and require them to provide any and all information and advice it deems necessary or appropriate, and to retain, at the Corporation's expense, legal, accounting or other advisors it deems necessary or appropriate in the performance of its duties and responsibilities.

    The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. The independent accountants are ultimately accountable to the Committee and the Board for their reviews and audits of financial statements and accounting, auditing, financial reporting and internal control systems.

II. COMPOSITION

    The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director within the meaning of the rules of the New York Stock Exchange and shall be free from any relationship that may interfere with the exercise of his or her independence from management and the Corporation. All members of the Committee shall be financially literate. At least one member of the Committee shall have accounting or financial management expertise. Members of the Committee may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an advisor.

    Notwithstanding the foregoing, one director who is not independent as set forth above and is not an employee or an immediate family member of an employee may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Corporation and its stockholders and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other times as the Board shall determine. Each member of the Committee shall serve until the next annual organizational meeting of the Board or the earlier election of his or her successor or his or her earlier death, resignation or removal. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by a majority vote.

III. MEETINGS

    The Committee shall meet at least four times annually or more frequently as circumstances warrant.

    The Committee shall meet at least annually with management, the director of the strategic risk assessment and auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

    Without limiting the scope of its responsibilities, duties and authority set forth above, the Committee shall:

1. Review and reassess the adequacy of this Charter at least annually. Submit appropriate changes to this Charter to the Board for approval. Cause this Charter to be included in the annual proxy statement at least once every three years in accordance with the rules of the SEC.

2. Review periodically auditing, accounting, internal control and financial reporting policies and practices. Review with management, internal auditors and the independent accountants significant changes in those policies and practices. Review the effect on those policies and practices of important pronouncements of the SEC, the accounting profession and other regulatory bodies.

3.  Monitor the independence of the independent accountants by:

    - receiving from the independent accountants, on a periodic basis, a formal written statement delineating all relationships between the independent accountants and the Corporation consistent with Independence Standards Board Standard No. 1 ("ISB No. 1");

    - reviewing and discussing with the Board, if necessary, and the independent accountants, on a periodic basis, any disclosed relationships or services between the independent accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants;

    - reviewing management's evaluation of the independence of the independent accountants; and

    - recommending, if necessary, that the Board take actions to satisfy itself as to the independence of the independent accountants.

4. Review annually management's recommended selection of independent accountants and recommend to the Board their appointment or discharge.

5. Review annually with the independent accountants the plan, scope and timing of their audit. Review with the independent accountants their audit fees. Approve or disapprove fees and other significant compensation to be paid to the independent accountants.

6. After completion of the audit of the annual financial statements, review with management and the independent accountants the audit report, the management letter relating to the audit report, any significant questions (resolved or unresolved) between management and the independent accountants that arose during the audit or in connection with the preparation of the annual financial statements, and the cooperation afforded or limitations, if any, imposed by management on the conduct of the audit.

7. Review with management and the independent accountants, before publication and filing, the annual financial statements (including footnotes and any special disclosure questions) to be included in the annual report to stockholders and the annual report on Form 10-K to be filed with the SEC. Discuss any significant changes to accounting principles and any items required to be communicated to the independent accountants in accordance with Statement of Auditing Standards No. 61 ("SAS 61").

8. Review with management and the independent accountants, before publication and filing, the quarterly financial statements to be included in the quarterly earnings release and the quarterly report on Form 10-Q to be filed with the SEC. Discuss any significant changes to accounting principles and any items required to be communicated to the independent accountants in accordance with SAS 61. The Chair may represent the entire Committee for purposes of this review.

9. Consider the independent accountants' judgments about the quality and appropriateness of accounting principles as applied in financial reporting.

10. Review annually, or more frequently as necessary or appropriate, management's plans to engage the independent accountants to perform management advisory services.

11. Review periodically with management, internal auditors and the independent accountants the adequacy of financial reporting and internal control systems, the scope and results of the internal risk assessment and audit program and the cooperation afforded or limitations, if any, imposed by management on the conduct of the internal risk assessment and audit program.

12. Establish regular systems of reporting to the Committee by each of management, the independent accountants and internal auditors regarding significant judgments made in the preparation of financial statements and significant difficulties encountered during the course of any review or audit, including restrictions on the scope of work or access to required information.

13. Review the budget, plan, changes in plan, activities and organizational structure of the internal risk assessment and audit department, as appropriate.

14. Review the appointment, performance and replacement of the director of strategic risk assessment and internal audits.

15. Review significant reports prepared by the internal risk assessment and audit department together with management's response to these reports.

16. Review annually with management, legal counsel and internal auditors the procedures for monitoring compliance with policies on business integrity, ethics and conflicts of interest, including the Foreign Corrupt Practices Act and antitrust and insider trading matters.

17. Review with management, internal auditors and the independent accountants the extent to which significant changes or improvements in important auditing, accounting, financial reporting and internal control systems, recommended by management, internal auditors or the independent accountants, have been implemented.

18. Review periodically the adequacy of auditing, accounting, financial reporting and internal control resources.

19. Review reports on executive officers' and directors' expenses.

20. On at least an annual basis, review with legal counsel any legal matters which may have a significant impact on the financial statements and, in general, compliance with applicable laws and regulations, including all material regulatory inquiries.

21. Review periodically financial planning policies and practices and financial objectives. Monitor financial condition and requirements for funds. Review periodically short-term and long-term capital expenditure plans and working capital position.

22. Review management recommendations as to the amounts, timing, types and terms of public and private stock and debt issues and credit facilities.

23. Review periodically dividend and stock repurchase policies.

24. Review periodically market, operational and financial risk management policies and practices, including related corporate approval requirements and internal risk assessment and auditing systems. Review periodically plans to manage these risks.

25. Review periodically the investment, foreign exchange, hedging and derivatives activities.

26. Review periodically compliance with covenants under debt issues and credit facilities.

27. Review periodically policies and practices relating to disclosure of material information to ensure compliance with federal securities laws, including Regulation FD.

28. Report through its Chair to the Board following meetings of the Audit and Finance Committee.

29. Annually prepare a report to stockholders to be included in the annual proxy statement as required by the rules of the SEC. The report must state whether the Committee has (i) reviewed and discussed the audited financial statements with management, (ii) discussed certain matters related to the conduct of the audit as set forth in SAS 61, (iii) received written disclosures from the independent accountants regarding its independence as required by IBS No. 1 and discussed with the independent accountants their independence and (iv) recommended to the Board that the audited financial statements be included in the annual report on Form 10-K to be filed with the SEC.

30. Perform any other activities consistent with this Charter as the Committee or the Board deems necessary or appropriate.

Date: December 14, 2000

--------------------------------------------------------------------------------

                                ADMISSION TICKET

                            UCAR INTERNATIONAL INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                            MAY 8, 2001 AT 10:00 AM

                          LOEWS VANDERBILT PLAZA HOTEL

                              2100 WEST END AVENUE

                              NASHVILLE, TENNESSEE

           PRESENT THIS TICKET TO ADMIT ONE STOCKHOLDER AND ONE GUEST

Name of Stockholder: ___________________________________________________________

Address: _______________________________________________________________________

(See reverse side for directions)

--------------------------------------------------------------------------------

FROM THE WEST ON I-24:

Follow I-24 East to I-65 South. Take I-65 South to the Broadway exit (#209B). Take the Broadway exit and turn right onto Broadway at the traffic light. Stay right on Broadway until you reach a fork in the road. Veer right at the fork onto West End Avenue and continue on West End Avenue until you reach the Hotel, which will be on your right just past 21st Avenue.

FROM THE EAST ON I-24:

Follow I-24 West to I-40 West. Take I-40 West to the Broadway exit (#209A). Take the Broadway exit and make a left turn onto Broadway. Stay right on Broadway until you reach a fork in the road. Veer right at the fork onto West End Avenue. Continue on West End Avenue until you reach the Hotel, which will be on your right just past 21st Avenue.

FROM THE NORTH ON I-65:

Take I-65 South to the Broadway exit (#209B). Take the Broadway exit and turn right onto Broadway at the traffic light. Stay right on Broadway until you reach a fork in the road. Veer right at the fork onto West End Avenue and continue on West End Avenue until you reach the Hotel, which will be on your right just past 21st Avenue.

FROM THE SOUTH ON I-65:

Take I-65 North to the Broadway exit (#209A). Take the Broadway exit and turn left onto Broadway. Stay right on Broadway until you reach a fork in the road. At the fork veer right onto West End Avenue. Continue on West End Avenue until you reach the Hotel, which will be on your right just past 21st Avenue.

FROM THE EAST ON I-40 (Including Nashville Int'l Airport):

Follow I-40 West to the Broadway exit (#209A). Take the Broadway exit and make a left turn onto Broadway. Stay right on Broadway until you reach a fork in the road. Veer right at the fork onto West End Avenue. Continue on West End Avenue until you reach the Hotel, which will be on your right just past 21st Avenue.

FROM THE WEST ON I-40:

Follow I-40 East until you reach the Broadway exit (#209B). Take the Broadway exit and turn right onto Broadway at the traffic light. Stay right on Broadway until you reach a fork in the road. Veer right at the fork onto West End Avenue and continue on West End Avenue until you reach the Hotel, which will be on your right just past 21st Avenue.

--------------------------------------------------------------------------------
PROXY

                             UCAR INTERNATIONAL INC.
                     P.O. Box 11202, New York, NY 10203-0202

           This proxy is solicited on behalf of the Board of Directors of UCAR International Inc.
              For the Annual Meeting of Stockholders on May 8, 2001

      The undersigned appoints Gilbert E. Playford, Craig S. Shular and Karen G. Narwold, and each of them individually, with full power of substitution in each, as proxies of the undersigned to represent the undersigned and vote all shares of common stock of UCAR International Inc. which the undersigned may be entitled to vote at the meeting and at any adjournment or postponement thereof, as indicated on the reverse side.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the election for the nominees listed on the reverse side. If a participant in the UCAR Carbon Savings Plan (the "Savings Plan"), the front of this proxy shows units allocated to the undersigned under the Savings Plan and this proxy constitutes voting instructions to the Trustee under the Savings Plan. The actual number of shares allocated to the undersigned and which will be voted on behalf of the undersigned in respect of such units may vary slightly in accordance with the provisions of the Savings Plan.

CHANGE OF ADDRESS AND OR COMMENTS:

-------------------------------------------

-------------------------------------------

-------------------------------------------

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------

                             UCAR INTERNATIONAL INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


1. Election of Directors:
   NOMINEE(S):

                                                           For         Withhold     For All
                                                           All            All       Except*
01 Gilbert E. Playford        02 R. Eugene Cartledge       / /            / /         / /
03 Mary B. Cranston           04 John R. Hall
05 Thomas Marshall            06 Michael C. Nahl

* (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).


________________________________


In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

If you plan to attend the meeting, please check here.      / /

Change of address and/or comments, mark here.             / /

Space has been provided on the reverse for change of address and/or comments.

The signature on this proxy should correspond exactly with the names printed to the left. In the case of joint tenancies, both stockholders should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Dated: ______________,2001


__________________________
       (Signature)


__________________________
       (Signature)


--------------------------------------------------------------------------------


                       THIS SPACE RESERVED FOR ADDRESSING
                            (key lines do not print)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

             PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.